                                                                       EXHIBIT 2

================================================================================


                          AGREEMENT AND PLAN OF MERGER


                                    BETWEEN


                             MTI ACQUISITION CORP.,


                                      AND


                             MOBILE TECHNOLOGY INC.





                          DATED AS OF JANUARY 13, 1998



================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                     PAGE
                                                                                     ----

Article I GENERAL..................................................................   1
  1.1  The Merger..................................................................   1
  1.2  Effective Time of the Merger................................................   2
  1.3  Effect of the Merger........................................................   2
  1.4  Charter, By-Laws, Officers and Directors of Surviving Corporation...........   2
  1.5  Taking of Necessary Action..................................................   2
  1.6  Authorization of the Merger, this Agreement and the Certificate of Merger...   2
  1.7  The Closing.................................................................   3

Article II EFFECT OF MERGER........................................................   3
  2.1  Effect on Capital Stock.....................................................   3
  2.2  Delivery of Funds; Surrender of Certificates................................   4

Article III REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................   5
  3.1  Organization, Power, Authority and Good Standing............................   5
  3.2  Authorization, Execution and Enforceability.................................   5
  3.3  Consents....................................................................   6
  3.4  Capitalization..............................................................   6
  3.5  Subsidiaries; Investments...................................................   7
  3.6  Financial Information.......................................................   7
  3.7  Absence of Changes..........................................................   8
  3.8  Tax Matters.................................................................   9
  3.9  Title to Assets, Properties and Rights and Related Matters..................  11
 3.10  Real Property--Owned or Leased..............................................  12
 3.11  Intellectual Property.......................................................  12
 3.12  Agreements, No Defaults, Etc................................................  13
 3.13  Litigation, Etc.............................................................  13
 3.14  Compliance with Laws........................................................  14
 3.15  Insurance...................................................................  14
 3.16  Labor Management Relations: Employees.......................................  15
 3.17  ERISA Compliance............................................................  16
 3.18  Certain Additional Regulatory Matters.......................................  18
 3.19  Medicare/Medicaid Participation; Accreditation..............................  19
 3.20  Environmental Matters.......................................................  20
 3.21  Brokers.....................................................................  20
 3.22  Related Transactions........................................................  20
 3.23  Accounts and Notes Receivable...............................................  21
 3.24  Bank Accounts; Powers of Attorney...........................................  21
 3.25  Suppliers and Vendors.......................................................  21
 3.26  Customers...................................................................  21

Article IV REPRESENTATIONS AND WARRANTIES of newco.................................  22
  4.1  Organization; Corporate Authority...........................................  22
  4.2  Corporate Action; Authority; No Conflict....................................  22
  4.3  Brokers.....................................................................  22
  4.4  Consents....................................................................  23

  4.5  Investment Intent...........................................................  23

Article V COVENANTS AND AGREEMENTS.................................................  23
  5.1  Access to Records and Properties of the Company.............................  23
  5.2  Conduct of the Company......................................................  23
  5.3  Financial Information.......................................................  25
  5.4  Efforts to Consummate.......................................................  26
  5.5  Negotiation with Others.....................................................  26
  5.6  Public Announcements........................................................  26
  5.7  Filings.....................................................................  26
  5.8  Stock Option Plans and Warrants.............................................  26

Article VI CONDITIONS..............................................................  27
  6.1  Conditions to Each Party's Obligation to Effect the Merger..................  27
  6.2  Conditions to the Company's Obligation To Effect the Merger.................  28
  6.3  Conditions to Newco's Obligations to Effect the Merger......................  28

Article VII TERMINATION; EFFECT OF TERMINATION.....................................  29
  7.1  Termination.................................................................  29
  7.2  Effect of Termination.......................................................  30

Article VIII MISCELLANEOUS PROVISIONS..............................................  30
  8.1  Amendment...................................................................  30
  8.2  Entire Agreement............................................................  31
  8.3  Survival of Representations and Warranties..................................  31
  8.4  Severability................................................................  31
  8.5  Benefits of Agreement.......................................................  31
  8.6  Expenses....................................................................  31
  8.7  Headings....................................................................  31
  8.8  Notices.....................................................................  31
  8.9  Counterparts................................................................  33
 8.10  Governing Law...............................................................  33
 8.11  Incorporation of Exhibits and Schedules.....................................  33
 8.12  Independence of Covenants and Representations and Warranties................  33
 8.13  Interpretation; Construction................................................  34
 8.14  Remedies....................................................................  34
 8.15  Waiver of Jury Trial........................................................  34
 8.16  Additional Schedules........................................................  35

                                      AGREEMENT AND PLAN OF MERGER (this

                              "Agreement") dated as of January 13, 1998, by and
                              ----------
                              between MTI ACQUISITION CORP., a Delaware
                              corporation ("Newco"), and MOBILE TECHNOLOGY INC.,
                                            -----
                              a Delaware corporation (the "Company").  Certain
                                                           -------
                              capitalized term used herein are defined on ANNEX
                                                                          -----
                              I hereto.
                              -


     WHEREAS, the Board of Directors of the Company has determined that it is fair and in the best interests of its stockholders for Newco to merge with and into the Company (the "Merger") pursuant to Section 251 of the Delaware General
                       ------
Corporation Law (the "Delaware Statute") upon the terms and subject to the
                      ----------------
conditions set forth herein;

     WHEREAS, the Board of Directors of the Company has adopted resolutions approving the Merger, this Agreement and the transactions to which the Company is a party contemplated hereby, and has agreed, upon the terms and subject to the conditions set forth herein, to recommend that the Company's stockholders approve the Merger and this Agreement;

     WHEREAS, the parties have agreed (subject to the terms and conditions of this Agreement), as soon as practicable following the approval by the stockholders of the Company, to effect the Merger, as more fully described herein;

     WHEREAS, concurrently with the execution of this Agreement and as an inducement to Newco to enter into this Agreement, Newco and certain stockholders of the Company owning more than 50% of the outstanding capital stock of the Company and more than 50% of the capital stock of the Company on a fully diluted basis (the "Stockholders") are entering into a Stockholders' Agreement (the
            ------------
"Stockholders' Agreement") pursuant to which such stockholders have, among other
------------------------
things, granted to Newco an irrevocable proxy to vote their Shares in favor of the Merger and all other actions necessary to consummate the Merger, upon the terms and subject to the conditions set forth in the Stockholders' Agreement; and

     WHEREAS, Newco and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived from this Agreement and the representations, warranties, covenants, agreements and conditions hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                    GENERAL

1.1     THE MERGER
        ----------

     In accordance with, and subject to, the provisions of this Agreement, the Certificate of Merger in substantially the form of EXHIBIT A attached hereto
                                                   ---------
(the "Certificate of Merger") and
      ---------------------
the Delaware Statute, Newco shall be merged with and into the Company, which, at and after the Effective Time, shall be and is hereinafter sometimes referred to as the "Surviving Corporation." Newco and the Company are hereinafter sometimes
        ---------------------
collectively referred to as the "Constituent Corporations."
                                 ------------------------

1.2     EFFECTIVE TIME OF THE MERGER.
        ----------------------------

     The Merger shall become effective on the Closing Date upon the filing by Surviving Corporation of the Certificate of Merger with the Secretary of State of the State of Delaware. The Certificate of Merger shall be executed and delivered in the manner provided under the Delaware Statute. The time when the Merger shall become effective is referred to herein as the "Effective Time."
                                                            --------------

1.3     EFFECT OF THE MERGER.
        --------------------

     Except as specifically set forth herein or in the Certificate of Merger, at the Effective Time, the identity, existence, corporate organization, purposes, powers, objects, franchises, privileges, rights, immunities, restrictions, debts, liabilities and duties (collectively, the "Corporate Rights") of the Company shall continue in effect and be unimpaired by the Merger, and the Corporate Rights of Newco shall be merged with and into the Company, which shall, as the Surviving Corporation, be fully vested therewith. At the Effective Time, the separate existence and corporate organization of Newco shall cease, and Newco shall be merged with and into the Surviving Corporation.

1.4     CHARTER, BY-LAWS, OFFICERS AND DIRECTORS OF SURVIVING CORPORATION.
        -----------------------------------------------------------------

     From and after the Effective Time, the certificate of incorporation of the Company shall be amended and restated in its entirety to read as set forth in EXHIBIT B hereto (the "Company's Charter") and, as so amended, the Company's
---------              -----------------
Charter shall be the certificate of incorporation of the Surviving Corporation until altered, amended or repealed as provided in the Delaware Statute; the by-laws of Newco shall become the by-laws of the Surviving Corporation (the "Company's By-Laws"), unless and until altered, amended or repealed as provided
------------------
in the Delaware Statute, the Company's Charter or such By-laws; and the officers and directors of Newco shall become the officers and directors of the Surviving Corporation, respectively, unless and until removed or until their respective terms of office shall have expired in accordance with the Delaware Statute, the Company's Charter or the Company's By-Laws, as applicable.

1.5     TAKING OF NECESSARY ACTION.
        --------------------------

     Prior to the Effective Time, and subject to the terms and conditions contained in this Agreement, the parties hereto shall take or cause to be taken all such actions as may be necessary or appropriate in order to effectuate, as expeditiously as reasonably practicable, the Merger.

1.6     AUTHORIZATION OF THE MERGER, THIS AGREEMENT AND THE CERTIFICATE OF
        ------------------------------------------------------------------
        MERGER.
        ------

        (a) Prior to or simultaneously with the execution and delivery of this Agreement, the Stockholders shall execute a written consent in lieu of a meeting, which written consent shall include resolutions approving and adopting the Merger, this Agreement, the

Certificate of Merger, and Related Documents and consummation of the transactions contemplated hereby, as required by the Delaware Statute. If such written consent is not unanimous, the Company will promptly prepare and distribute a notice to the remaining holders of capital stock of the Company in accordance with Section 228(d) of the Delaware Statute.

        (b) Prior to or simultaneously with the execution and delivery of this Agreement, Newco shall execute a written consent in lieu of a meeting, which written consent shall include resolutions approving and adopting the Merger, this Agreement, the Certificate of Merger, and Related Documents and consummation of the transactions contemplated hereby, as required by the Delaware Statute.

        (c) The parties shall take as promptly as practicable, all such other actions as may be necessary or advisable under the Delaware Statute and any other applicable law or regulation in connection with this Agreement, the Merger or the Certificate of Merger. The Company shall prepare and distribute any written notice or other materials relating to the Stockholders' action contemplated by Section 1.6(a) required to be delivered pursuant to the Company's Charter or By-laws, the Delaware Statute or any other Federal or state law applicable to this Agreement, the Merger, the Certificate of Merger, and Related Documents or the Stockholders' action (collectively, the "Stockholders'
                                                                  -------------
Materials"); provided, however, that Newco and its counsel shall have a
---------    --------  -------
reasonable opportunity to review and comment on all Stockholders' Materials.

1.7     THE CLOSING.
        -----------

     The closing of the transactions contemplated hereby (the "Closing") will
                                                               -------
take place as promptly as practicable after satisfaction or waiver of the conditions set forth in Article VI or such other date (the "Closing Date") to be
                                                            ------------
mutually agreed upon by the parties. On the Closing Date, the Surviving Corporation shall file the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to Section 1.2 hereof. The Closing shall take place at the offices of O'Sullivan, Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112, unless another place is agreed to by the parties.


                                  ARTICLE II

                               EFFECT OF MERGER

2.1     EFFECT ON CAPITAL STOCK.
        -----------------------

        (a) The manner and basis of converting, exchanging or canceling the shares of capital stock of each of the Constituent Corporations into or for cash (or the contingent right to receive cash) or securities of the Surviving Corporation shall be as follows:

            (i) each share of common stock, $.01 par value, of Newco issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, $.01 par value, of the Surviving Corporation;

            (ii) each Share issued and outstanding immediately prior to the Effective Time and owned directly or indirectly by the Company (whether as treasury stock or otherwise) shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and no consideration shall be delivered in exchange therefor;

            (iii) Each Merger Share shall, by virtue of the Merger and without any action on the part of the Stockholders thereof, cease to be outstanding and be converted into the right to receive, subject to the terms and conditions of this Agreement, an amount in cash equal to the Merger Consideration; and

            (iv) each authorized but unissued share of Company Common Stock immediately prior to the Effective Time shall be canceled.

2.2     DELIVERY OF FUNDS; SURRENDER OF CERTIFICATES.
        --------------------------------------------

        (a) At the Effective Time Newco shall deposit with the Transfer Agent for the benefit of the holders of the Merger Shares, for payment in accordance with this Article II, the funds necessary to pay the Merger Consideration for each Merger Share.

        (b) As soon as practicable after the Effective Time of the Merger, each holder of an outstanding certificate or certificates which prior thereto represented Merger Shares, upon surrender to the Transfer Agent of such certificate or certificates (together with a letter of transmittal signed by such holder which is reasonably satisfactory to Newco and which shall include customary representations and warranties as to title to such Merger Shares) and acceptance thereof by the Company, shall be entitled to the amount of cash into which the number of Merger Shares previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement. The Transfer Agent shall accept such certificates and such letter of transmittal upon compliance with such reasonable terms and conditions as the Transfer Agent may impose to effect an orderly exchange thereof in accordance with normal practices. After the Effective Time of the Merger, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing Merger Shares which have been converted, in whole or in part, pursuant to this Agreement, into the right to receive cash, and if such certificates are presented to the Company for transfer, they shall be canceled against delivery of such cash. If cash is to be remitted to a name other than that in which the certificate for Merger Shares surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed or otherwise in proper form for transfer. Until surrendered as contemplated by this Section 2.2(b), each certificate for Merger Shares shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the Merger Consideration for each Merger Share.

        (c) No dividends or other distributions with respect to Shares with a record date after the Effective Time of the Merger shall be paid to the holder of any certificate for Shares not surrendered with respect to the Shares represented thereby.

        (d) All cash paid upon the surrender for exchange of certificates representing Merger Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Merger Shares exchanged for cash theretofore represented by such certificates.

        (e) Any cash deposited with the Transfer Agent pursuant to this Section
2.2 (the "Exchange Fund") which remains undistributed to the holders of the
          -------------
certificates representing Merger Shares 360 days after the Effective Time of the Merger shall be delivered to the Surviving Corporation at such time and any holders of Shares prior to the Merger who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and only as general unsecured creditors thereof for payment of their claim for cash.

        (f) Neither Newco nor the Company shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public office pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing Merger Shares shall not have been surrendered prior to one year after the Effective Time of the Merger (or immediately prior to such earlier date on which any cash in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity), any such cash in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.


                                  ARTICLE III


                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


     The Company represents and warrants to Newco as follows:

3.1     ORGANIZATION, POWER, AUTHORITY AND GOOD STANDING.
        ------------------------------------------------

     The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority (corporate and otherwise) to own, lease and operate its assets and properties and to carry on its business as presently conducted. The Company is duly qualified and in good standing to transact business as a foreign corporation in those jurisdictions set forth on Schedule
                                                                      --------
3.1, which constitute all the material jurisdictions in which the character of
---
the property owned, leased or operated by such entity or the nature of the business or activities conducted by such entity makes such qualification necessary. Newco has been furnished with true, correct and complete copies of the Company's Charter and the Company's By-Laws, in each case as amended and in effect on the date hereof. Except as set forth on Schedule 3.1, the Company has
                                                   ------------
(i) not, within the last three years, engaged in any business other than the Business and (ii) not used within the last three years any other trade name or assumed names.

3.2     AUTHORIZATION, EXECUTION AND ENFORCEABILITY.
        -------------------------------------------

     The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is a party and to consummate the transactions contemplated hereby and thereby. The Company's execution and delivery of this Agreement and each Related Document to which it is a party, and performance by the Company of its obligations hereunder and thereunder have been duly and validly authorized by all requisite action on the part of the Company and its Stockholders, and this Agreement and each Related Document to which the Company is or will be a party has been, or upon the execution and delivery thereof will be, duly and validly executed and delivered by the Company and constitutes, or upon its execution and delivery will constitute, a valid and binding obligation of the Company, enforceable against the Company, as the case may be, in accordance with its terms, except as enforceability may be limited by equitable principles of bankruptcy, fraudulent conveyance or insolvency laws affecting creditors' rights generally. Except as set forth on Schedule 3.2 or as otherwise contemplated by this Agreement,
             ------------
neither the Company's execution and delivery of, and/or performance of its obligations under, this Agreement or the Related Documents to which it is or will be a party, nor the consummation of the transactions contemplated hereby or thereby will (a) violate, or result in the creation of an Encumbrance upon any of the Company's assets as a result of, any Laws applicable to the Company or any of its properties or assets or (b) conflict with, or result in any violation or breach of, any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default or give rise to any right of contingent payment, termination, cancellation or acceleration, or result in the creation of any Encumbrance upon any of the properties or assets of the Company, under, any provision of the Company's Charter or the Company's By-laws or any Contract set forth on Schedule 3.12 to which it is a party or by which it or
                      -------------
any of its assets or properties is or may be bound.

3.3     CONSENTS.
        --------

     Except as set forth on Schedule 3.3, no consent, approval, Permit, Order or
                            ------------
authorization of, registration, declaration or filing with, or notification to any Governmental Entity is required in connection with the execution, delivery and performance by the Company of this Agreement or the Related Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

3.4     CAPITALIZATION.
        --------------

                (a) The authorized capital stock of the Company consists of two million (2,000,000) duly authorized shares of Common Stock, par value $.01 per share, of which 1,020,627 shares of Common Stock are duly and validly issued and outstanding, fully paid and nonassessable, all of which are held of record by the Persons set forth on Schedule 3.4(a).
                         ---------------

                (b) Except as set forth on Schedule 3.4(b) there are no
                                           ---------------
securities presently outstanding, that are convertible into, exchangeable for, or carrying the right to acquire, equity securities of the Company or subscriptions, warrants, options, calls, puts, convertible securities, registration or other rights, arrangements or commitments obligating the Company to issue, sell, register, purchase or redeem any of its equity securities or any ownership interest or rights therein. There are no voting trusts or other agreements or understandings to which the Company is bound with respect to the voting of the Company's capital stock. There are no stock appreciation rights, phantom stock rights or similar rights or arrangements outstanding. Except as set forth on Schedule 3.4 or as otherwise contemplated by this Agreement, there
             ------------
are no Contracts, commitments, arrangements, understandings or restrictions to which the Company is bound relating in any way to any shares of capital stock or other securities of the Company.

                (c) All securities issued by the Company have been issued in transactions exempt from registration under the Securities Act and the rules and regulations promulgated thereunder and all applicable state securities or "blue sky" laws, and the Company has not violated the Securities Act or any applicable state securities or "blue sky" laws in connection with the issuance of any such securities.

3.5     SUBSIDIARIES; INVESTMENTS.
        -------------------------

     Except as set forth on Schedule 3.5, the Company does not own or hold,
                            ------------
directly or indirectly, any equity interest in any Person.  All of the equity
                                                            -----------------
interests set forth on Schedule 3.5 are owned of record and beneficially by the
-------------------------------------------------------------------------------
Company, free and clear of all Liens.  Since December 31, 1996, no equity
-----------------------------------------------------------------
interests of any Subsidiary were issued, reserved for issuance, issuable or outstanding. All equity interests of the Subsidiaries are fully paid, nonassessable and not subject to preemptive rights. The authorized capital stock of each Subsidiary is as set forth in Schedule 3.5.
                                            -------------

3.6     FINANCIAL INFORMATION.
        ---------------------

                (a) Schedule 3.6(a) attached hereto contains true, correct and
                    ---------------
complete copies of the following:

                    (i) the audited consolidated balance sheets of the Company as of December 31, 1994, 1995 and 1996 (each an "Audited Balance Sheet
                                                      ---------------------
     Date"), and the related audited consolidated statements of operations,
     ----
     Stockholders' equity and cash flows of the Company for the fiscal years then ended, including the footnotes thereto, as audited by (and together with the report of their audit) Price Waterhouse, LLP (all of foregoing being hereinafter collectively called the "Audited Financial Statements");
                                                ----------------------------
     and

                    (ii) the unaudited consolidated balance sheet of the Company as of November 30, 1997 (the "Latest Balance Sheet"; and such date
                                           --------------------
     being the "Latest Balance Sheet Date"), and the unaudited consolidated
                -------------------------
     statements of operations of the Company for the period then ended, including any footnotes thereto, if any (all of the foregoing, including the Latest Balance Sheet, being hereinafter collectively referred to as the "Unaudited Financial Statements"; and the Audited Financial Statements and
      ------------------------------
     the Unaudited Financial Statements, collectively, the "Financial
                                                            ---------
     Statements").
     ----------

                (b) The financial statements were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth on Schedule 3.6(a) and except
                                                    ---------------
for Liabilities and obligations incurred in the ordinary course of business consistent with past practice since the Latest Balance Sheet Date, neither the Company nor any of its Subsidiaries has any Liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet or in the notes thereto. Management of the Company has no reason to believe that with respect to its long-lived assets and intangible assets which are subject to Financial Accounting Standards No. 121, as of December 31, 1997, the undiscounted future cash flows related to such assets did not exceed the carrying values thereof recorded as of such date, as required by GAAP.

                (c) Schedule 3.6(c) sets forth, as of the close of business on
                    ---------------
December 31, 1997, (A) the consolidated indebtedness owed by the Company and its Subsidiaries to all third parties (separately identifying the portion of such indebtedness incurred in respect of (i) any Magnetic Resonance Imaging unit (each, an "MRI Unit") owned, leased or on order by the Company or any
           --------
Subsidiary, including, mobile and fixed site MRI Units, (ii) any equipment owned, leased or on order by the Company or any Subsidiary, which equipment is used to provide computed axial tomography services and imaging systems (each a "CT Unit"), including, mobile and fixed CT Units, (iii) any equipment owned,
--------
leased or on order by the Company or any Subsidiary, which equipment is used to provide lithotripsy procedures (each a "LI Unit"), including, mobile and fixed
                                        -------
LI Units (iv) any equipment owned, leased or on order by the Company or any Subsidiary, which equipment is used to provide brachytherapy services (each a "BR Unit"), including, mobile and fixed BR Units, (v) any equipment owned,
--------
leased or on order by the Company or any Subsidiary, which equipment is used to provide prostate radiation services (each a "PR Unit") including, mobile and
                                             -------
fixed PR Units and (vi) the construction costs incurred in respect of any fixed site location, and (B) the Company's aggregate consolidated cash and cash equivalents, in the case of clauses (A) and (B), each calculated in accordance with GAAP, consistently applied. The term "indebtedness" shall include
                                            ------------
indebtedness for borrowed money, reimbursement obligations with respect to letters of credit and similar instruments, obligations incurred, issued or assumed as the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business consistent with past practice), obligations of others secured by (or, for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured) any Lien on property or assets of the Company or any Subsidiary, capital lease obligations, and obligations in respect of guarantees of any of the foregoing or any "keep well" or other agreement to maintain any financial statement condition of another person, in each case, whether or not matured, liquidated, fixed, contingent, or disputed.

                (d) Schedule 3.6(d) sets forth, (i) as of December 31, 1997, a
                    ---------------
fixed asset schedule that includes a general description of each MRI Unit, CT Unit, LI Unit, BR Unit and PR Unit (including type, purchase price (to the extent available), age, vendor and upgrades thereto) owned or subject to capital lease or operating lease obligations by the Company or any Subsidiary as of that date, and (ii) as of the date of this Agreement, a list (the "Commitments List")
                                                              ----------------
of all outstanding Commitments of the Company or any Subsidiary to purchase an MRI Unit, CT Unit, LI Unit, BR Unit, or PR Unit (including type, vendor, upgrades and delivery date thereto), indicating for each such Commitment, the purchase price as indicated on the purchase order therefor placed with the manufacturer or other seller of such unit.

3.7     ABSENCE OF CHANGES.
        ------------------

     Except as set forth on Schedule 3.7, from the date of the Latest Balance
                            ------------
Sheet Date the Company has been operated in the ordinary course, consistent with past practice, and there has not been:

                (a) any change in the business, operations, assets, condition (financial or otherwise), operating results, prospects or Liabilities which has had or is reasonably likely to have a material adverse effect on the Company and its Subsidiaries (taken as a whole) or any material casualty loss or damage to the assets of the Company (taken as a whole), whether or not covered by insurance (a "Material Adverse Change");
              -----------------------

                (b) except for intercompany payments in the ordinary course of business, any declaration, setting aside or payment of any distribution with respect to any shares of capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition of any thereof, or any other payments of any nature outside the ordinary course of business to any Affiliate of the Company whether or not on or with respect to any shares of capital stock of the Company owned by such Affiliate (excluding salaries and benefits in ordinary course consistent with past practices at rates equal to those in effect on the Latest Balance Sheet Date);

                (c) any general uniform increase in the compensation of employees (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) of the Company, or any increase in any such compensation payable to any officer, director or key management employee;

                (d) any change in the tax or other accounting methods or practices followed by the Company, any change in depreciation or amortization policies or rates previously adopted or any write-up of inventory or other assets;

                (e) any material change in the manner in which products or services of the Company are marketed (including, without limitation, any change in prices), any material change in the manner in which the Company extends discounts or credit to customers or any material change in the manner or terms by which the Company collects its accounts receivable or otherwise deals with customers;

                (f) any failure by the Company to make scheduled capital expenditures or investments or any failure to pay trade accounts payable or any other Liability of the Company in the ordinary course consistent with past practices; or

                (g) any entry into any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing clauses (a) through (f).

3.8     TAX MATTERS.
        -----------

                (a) Except as set forth on Schedule 3.8(a):  (i) the Company
                                           ---------------
and (ii) each other Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), of which the Company is
                                                ----
or has been a member ("Tax Affiliate"), for the years that it was a Tax
                       -------------
Affiliate of the Company:

                    (i) has timely paid or caused to be paid all Taxes required to be paid by it through the date hereof and as of the Closing Date (including any Taxes shown due on any Tax Return);

                    (ii) has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed; and all Tax Returns filed on behalf of the Company and each Tax Affiliate were complete and correct in all material respects; and

                    (iii) has not requested or caused to be requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

                (b) The Company has previously delivered true, correct and complete copies of all Federal Tax Returns filed by or on behalf of the Company through the date hereof for the periods ending after December 31, 1993.

                (c) Except as set forth in Schedule 3.8(c):
                                           ---------------

                    (i) neither the Company nor any Tax Affiliate (for the years that it was a Tax Affiliate of the Company) has been notified by the Internal Revenue Service or any other taxing authority that any issues have been raised (and no such issues are currently pending) by the Internal Revenue Service or to the Best Knowledge of the Company any other taxing authority in connection with any Tax Return filed by or on behalf of the Company or to the Best Knowledge of the Company any Tax Affiliate; there are no pending Tax audits and no waivers of statutes of limitations have been given or requested with respect to the Company or to the Best Knowledge of the Company any Tax Affiliate (for the years that it was a Tax Affiliate of the Company); no Tax liens have been filed against the Company or any Tax Affiliate (for the years that it was a Tax Affiliate of the Company) except for liens for current Taxes not yet due and payable for which adequate reserves have been provided for in the Latest Balance Sheet; no unresolved deficiencies or additions to Taxes have been proposed, asserted, or assessed against the Company or to the Best Knowledge of the Company any Tax Affiliate (for the years that it was a Tax Affiliate of the Company);

                    (ii) full and adequate provision (at assumed tax rates) has been made (A) on the Latest Balance Sheet, and the books and records of the Company for all deferred Taxes not yet due and payable by the Company as if it were a stand-alone Company for all periods on or prior to the Latest Balance Sheet Date, and (B) on the books and records of the Company for all deferred Taxes payable by the Company for all periods beginning on or after the Latest Balance Sheet Date;

                    (iii) neither the Company nor any Subsidiary has incurred any Liability for Taxes from and after the Latest Balance Sheet Date other than Taxes incurred in the ordinary course of business and consistent with past practices;

                    (iv) the Company has not (A) made an election (or had an election made on its behalf by another person) to be treated as a "consenting corporation" under Section 341(f) of the Code or (B) been a
      ----------------------
     "personal holding company" within the meaning of Section 542 of the Code;
      ------------------------

                    (v) the Company has complied in all material respects with all applicable Laws relating to the collection or withholding of Taxes (such as sales Taxes or withholding of Taxes from the wages of employees);

                    (vi) neither the Company nor any Subsidiary has any liability in respect of any Tax sharing agreement with any Person and all Tax sharing agreements to which either the Company or any Subsidiary has been bound have been terminated;

                    (vii) the Company has not incurred any Liability to make or possibly make any payments either alone or in conjunction with any other payments that:

                          (A) shall be non-deductible under, or would otherwise constitute a "parachute payment" within the meaning of Section 280G of the
                   -----------------
     Code (or any corresponding provision of state, local or foreign income Tax
     Law); or

                          (B) are or may be subject to the imposition of an excise Tax under Section 4999 of the Code;

                    (viii) the Company has not agreed to (nor has any other person agreed to on its behalf) and is not required to make any adjustments or changes either on, before or after the Closing Date, to its accounting methods pursuant to Section 481 of the Code, and the Internal Revenue Service has not proposed any such adjustments or changes in the accounting methods of the Company;

                    (ix) no claim has been made within the last three years by any taxing authority in a jurisdiction in which the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction;

                    (x) the consummation of the transactions hereunder will not trigger the realization or recognition of intercompany gain or income to the Company under the Federal consolidated return regulations with respect to Federal, state, or local taxes; and

                    (xi) The Company is not currently, nor has it been at any time during the previous five years, a "U.S. real property holding corporation" and, therefore, the Shares are not "U.S. real property interests," as such terms are defined in Section 897 of the Code.

3.9     TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS.
        ----------------------------------------------------------

     The Company has good and marketable title to all of the assets, properties and interests in properties, real, personal or mixed, reflected on the Latest Balance Sheet or acquired after the Latest Balance Sheet Date (except inventory or other property sold or otherwise disposed of since the Latest Balance Sheet Date in the ordinary course of business and accounts receivable and notes receivable to the extent collected subsequent to the Latest Balance Sheet Date), free and clear of all Encumbrances, of any kind or character, except for those Encumbrances set forth on Schedule 3.9 and Permitted Encumbrances. Such assets
                          ------------
comprise all of the assets necessary for the conduct of the Business as currently conducted. Such assets are in good operating condition and repair (normal wear and tear excepted), and are not subject to any condition which materially interferes with the use thereof.

3.10    REAL PROPERTY--OWNED OR LEASED.
        ------------------------------

        (a) The Company does not own any real property.  Schedule 3.10(a)
                                                         ----------------
contains a list by address of all of the real property leased by the Company subject to one or more leases (the "Leased Property"), including the names of
                                    ---------------
the lessor and the lessee. The Leased Property constitutes all real property used or occupied by the Company in connection with its operations .

        (b) With respect to the Leased Property, except as set forth on Schedule
                                                                        --------
3.10(b): (i) no portion thereof is subject to any pending condemnation
-------
Proceeding or Proceeding by any Governmental Entity and to the Best Knowledge of the Company there is no threatened condemnation or Proceeding with respect thereto; (ii) the physical condition of the Leased Property is sufficient to permit the continued conduct of the Business as presently conducted subject to the provision of usual and customary maintenance and repair performed in the ordinary course; (iii) the Company is the owner and holder of all the leasehold estates purported to be granted by such leases; (iv) there are no Contracts, written or oral, to which the Company or any Affiliate thereof is a party, granting to any party or parties the right of use or occupancy of any portion of the parcels of the Leased Property; (v) there are no parties (other than the Company or their lessees disclosed pursuant to clause (iv) above) in possession of the Leased Property; and (vi) no notice of any increase in the assessed valuation of the Leased Property and no notice of any contemplated special assessment has been received by the Company.

3.11    INTELLECTUAL PROPERTY.
        ---------------------

        (a) Except in each case as set forth on Schedule 3.11(a):
                                                ----------------

            (i) the Company owns, has the right to use, sell, license and dispose of, and has the right to bring actions for the infringement of (excluding readily available off-the-shelf software), all Intellectual Property Rights (including the name "MTI") purported to be owned by the
                                          ---
     Company, all of which are set forth on Schedule 3.11(a) (collectively, the
                                            ----------------
     "Owned Requisite Rights").  The Company has the right to use all other
      ----------------------
     Intellectual Property Rights used by it, for which the Company has a valid license, all of which (other than readily-available off-the-shelf software) are listed on Schedule 3.11(a) (collectively, the "Licensed Requisite
                   ----------------                     ------------------
     Rights"; and, together with the Owned Requisite Rights, the "Requisite
     ------                                                       ---------
     Rights");
     ------

            (ii) the Company has taken reasonable and practicable steps designed to safeguard and maintain the proprietary rights of the Company in all of its Owned Requisite Rights;

            (iii) the Company has not received from any Person in the past two years any notice, charge, complaint, claim or assertion of interference with, infringement upon, misappropriation or other conflict with any Intellectual Property Rights of any Person or commission of any acts of unfair competition; and

            (iv) the Company has not sent to any Person or otherwise communicated to any Person, in the past three years, any notice, charge, complaint, claim or other assertion of any present, impending or threatened infringement by or misappropriation of, or other conflict with, any Intellectual Property Rights of the Company by such other Person or any acts of unfair competition by such other Person.

        (b) Schedule 3.11(b) contains a true and complete list of all
            ----------------
applications, filings and other formal actions made or taken pursuant to any Laws by the Company to perfect or protect its interest in its Intellectual Property Rights, including, without limitation, all patents, patent applications, trademarks, trademark applications, servicemarks and servicemark applications, copyrights and copyright applications.

3.12    AGREEMENTS, NO DEFAULTS, ETC.
        -----------------------------

     Except as set forth on Schedule 3.12, there are no (a) notes, bonds,
                            -------------
mortgages, indentures, leases, or Permits by which the assets of the Company are bound, or (b) other contracts, agreements or other instruments or obligations or any amendments, supplements or restatements of any of the foregoing ((a) and
(b), collectively, "Commitments") that (i) relate to real property, (ii) relate
                    -----------
to services provided by the Company to or at hospitals, clinics, medical or healthcare providers or other customers or services paid for by health maintenance organizations or other third party payors, (iii) relate to the construction, reconstruction, maintenance, transportation or use of any MRI Unit, CT Unit, LI Unit, BR Unit or PR Unit, (iv) relate to contracts for the provision of services provided to the Company by physicians, physician groups or other medical professionals or (v) are otherwise material to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. Except as set forth on Schedule 3.12, the
                                                        -------------
Company is and, to the Best Knowledge of the Company, no other party is in violation of or in default under (nor does there exist any condition affecting the Company, or to the Best Knowledge of the Company, other parties to such Commitments which upon the passage of time or the giving of notice or both would reasonably be expected to cause such a violation of or default under) any material Commitment to which it is a party or by which it or any of its properties or assets is bound. Each Commitment constitutes a valid and binding obligation of the Company and to the Best Knowledge of the Company each other party thereto, enforceable against such other party in accordance with its terms. The consummation of the transactions contemplated by this Agreement will not give rise to any right of termination of any Contract, give rise to the acceleration of the maturity of any indebtedness or otherwise require the repurchase or redemption of any debt security of the Company.

3.13    LITIGATION, ETC.
        ----------------

                (a) Except as disclosed on Schedule 3.13(a), there are no (i)
                                           ----------------
Proceedings pending or, to the Best Knowledge of the Company, threatened against the Company, whether at law or in equity, whether civil or criminal in nature, or (ii) Orders of any Governmental Entity or arbitrator with respect to, involving or against the Company.

                (b) Schedule 3.14(b) lists each matter described in
                    ----------------
Section 3.14(a) that was in existence within the last three years that resulted
---------------
in any criminal sanctions or payments in excess of $100,000.00 by the Company (whether as a result of a judgment, civil fine, settlement or otherwise).

3.14    COMPLIANCE WITH LAWS.
        --------------------

     The Company (a) except as set forth on Schedule 3.14, has complied with,
                                            -------------
and is in compliance with, all Laws, Orders and Permits applicable to it and the Business and (b) has all Permits (other than local business Permits or licenses containing no change of control provision) necessary in the conduct of its Business, except with respect to such noncompliance or failure to obtain such Permit as would not have a Material Adverse Effect (it being understood that certificates of need shall be deemed material for all purposes under this Agreement). All material Permits are listed on Schedule 3.14. All Permits are
                                                -------------
in full force and effect, no material violations with respect to any thereof have occurred or are or have been recorded, no Proceeding is pending or, to the Best Knowledge of the Company, threatened to revoke or limit any thereof. No notice of investigation or review by any Governmental Entity with respect to the Company has been received by the Company, nor has any Governmental Entity notified the Company of its intention to conduct the same.

3.15    INSURANCE.
        ---------

        (a) Schedule 3.15(a) contains a true and complete list of all policies
            ----------------
of liability, theft, fidelity, life, fire, product liability, workmen's compensation, health and other forms of insurance held by the Company and each Subsidiary (specifying the insurer, amount of coverage, type of insurance, policy number, Best's rating of the insurer and any pending claims thereunder). The Company and each Subsidiary has maintained such insurance coverage at all times during the course of the operation of the Business, and such insurance coverage has been maintained on an occurrence (as opposed to a claims made) basis. The Company and each Subsidiary is insured against all risks usually insured against by Persons conducting similar businesses and operating similar properties in the localities where the Business is conducted and the properties of the Company and each Subsidiary are located, under policies of such types and in such amounts as are customarily carried by such Persons. The Company and its Subsidiaries have not exhausted the insurance coverage available under the Company's currently existing insurance policies.

        (b) Except as set forth on Schedule 3.15(b), with respect to each policy
                                   -----------------
of insurance listed on Schedule 3.15(a): (i) all premiums with respect thereto
                       ----------------
are currently paid and are not subject to adjustment, and no Person is in default in any respect with respect to its obligations under such policy, and no basis exists that would give any insurer under any such policy the right to cancel or unilaterally reduce or limit the stated coverages contained in such policy; (ii) there are no outstanding claims currently pending under such policy that could be expected to cause an increase in the insurance rates of the Company, and no facts or circumstances exist that might reasonably be expected to relieve the insurer under such policy of its obligations to satisfy in full any claim thereunder; and (iii) neither the Company nor any Subsidiary has received any notice that such policy has been or shall be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or the premium on such policy shall be materially increased on the renewal thereof.

3.16    LABOR MANAGEMENT RELATIONS: EMPLOYEES.
        -------------------------------------

        (a) Schedule 3.16(a) sets forth a list of all directors, officers and
            ----------------
key management employees of the Company as of the date hereof, together with their respective titles (if any), their current compensation (including salary, wages, current bonus plans and commissions) and the respective dates on which they commenced employment. To the extent any such employee is on a leave of absence, Schedule 3.16(a) indicates the nature of such leave of absence and such
         ----------------
employee's anticipated date of return to active employment. To the Best Knowledge of the Company, none of the key management employees listed on
Schedule 3.16(a) has any plans or intends to terminate his or her employment or
----------------
engagement with the Company and no former key management employee has left the service of the Company within the last six months. Schedule 3.16(a) does not
                                                    ----------------
set forth information regarding present directors and officers of the Company who will not be directors and/or officers of the Company immediately after the Closing.

        (b) Except as disclosed on Schedule 3.16(b) or as expressly provided in
                                   ----------------
this Agreement, since the date of the most recent Unaudited Financial Statements, there has not been any adoption or amendment in any material respect by the Company or any Subsidiary of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan or arrangement providing benefits to any current or former employee, officer or director of the Company or any Subsidiary (for the avoidance of doubt, regular salary and/or wage increases and modifications to bonus, commission and other incentive compensation arrangements in case with respect to non-officer employees of the Company or any Subsidiary in the ordinary course of business and consistent with past practice are excluded from the foregoing). Except as set forth in Schedule 3.16(b) and except as provided in the Company's
                       ----------------
certificates and bylaws or as expressly provided in this Agreement, there exist no employment, consulting, severance, termination or indemnification agreements or arrangements between the Company and any current or former employee, officer or director of the Company. Schedule 3.16(b) contains a list of all amounts
                             ----------------
payable or that will or may become payable to each director, officer or employee or former director, officer or employee of the Company or any Subsidiary pursuant to any employment, change-in-control, severance or termination agreement or arrangement.

        (c) Schedule 3.16(c) sets forth a list of all directors and officers of
            ----------------
the Company and each Subsidiary as of the date hereof and the number of Company Stock Options and/or Warrants granted or issued to each such officer and director and to each employee of the Company or any Subsidiary in the most recently completed fiscal year and paid and granted or issued to each such person from the beginning of the current fiscal year through December 31, 1997.

        (d) Schedule 3.16(d) sets forth a list of all outstanding Company Stock
            ----------------
Options and Warrants as of the date hereof, showing for each such Company Stock Option and Warrant: (i) the number of Merger Shares issuable, (ii) the number of vested Merger Shares, (iii) the date of grant, (iv) the exercise price and (v) the holder thereof.

        (e) Schedule 3.16(e) sets forth a description of all transactions
            ----------------
between the Company or its Subsidiaries, on the one hand, and any of their respective Affiliates, directors, officers, employees, or consultants, on the other hand, in each case consummated at any time since January 1, 1996 (except for ordinary course commercial transactions involving MRI Units, CT Units , LI Units, BR Units, or PR Units and related equipment, and the maintenance (collectively an "Equipment Transaction")). Except as set forth on Schedule
                  ----------------------                           --------
3.16(e), or pursuant to an Equipment Transaction, there are no agreements or
-------
arrangements between the Company or its Subsidiaries, on the one hand, and any of their respective Affiliates, directors, officers, employees or consultants, on the other hand, with respect to any such transactions. No Affiliate, director, officer, employee or consultant of the Company owns any interest in any asset or property (real or personal, tangible or intangible), business or contract used or intended for use or otherwise relating to the business currently conducted or proposed to be conducted by the Company or any Subsidiary, other than pursuant to an Equipment Transaction.

        (f) (i) There is no labor strike, dispute or grievance, slowdown or stoppage actually pending or, to the Best Knowledge of the Company, threatened against or involving the Company; and (ii) the Company is not a party to or bound by any collective bargaining agreement, union contract or singular agreement and no such agreement is currently being negotiated by the Company and no labor union has taken any action with respect to organizing employees of the Company and no representation question exists with respect to any such employees.

3.17    ERISA COMPLIANCE.
        ----------------

                (a) Schedule 3.17(a) contains a true, complete and correct
                    ----------------
list of all Employee Benefit Plans (collectively, the "Employee Plans") (i) that
                                                       --------------
cover any employees, contract employees or former employees of any entity or any spouses, family members or beneficiaries thereof (A) that are maintained, sponsored or contributed to by any entity or (B) with respect to which any entity is obligated to contribute or has any actual or potential Liability, or
(ii) with respect to which any entity has any actual or potential Liability or obligation on account of the maintenance or sponsorship thereof or contribution thereto by any present or former ERISA Affiliate (as defined below) of any entity.

                (b) Administration and Compliance.  Except as set forth on
                    -----------------------------
Schedule 3.17(b), with respect to each Employee Plan:
----------------

                    (i) such Employee Plan has been established, maintained, operated and administered in accordance with its terms and in compliance in all material respects with ERISA, the Code, and other applicable Laws (including with respect to reporting and disclosure);

                    (ii) all required, declared or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the date hereof have been made or properly accrued on the Latest Balance Sheet, or with respect to accruals properly made after the Latest Balance Sheet Date, on the books and records of the applicable entity and all amounts withheld from employees have been timely deposited into the appropriate trust or account;

                    (iii) there is no unfunded actual or potential Liability relating to such Employee Plan which is not reflected on the Latest Balance Sheet, or with respect to accruals properly made after the Latest Balance Sheet Date, on the books and records of the applicable entity;

                    (iv) no entity, any of their respective ERISA Affiliates or any other "disqualified person" or "party in interest" (as such terms
                   -------------------      -----------------
     are defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to such Employee Plan, has breached the fiduciary rules of ERISA or engaged in a prohibited transaction that could subject any of the foregoing Persons to any tax or penalty imposed under
     Section 4975 of the Code of Section 502(i), (j) or (l) of ERISA;

                    (v) no Proceedings (other than routine claims for benefits) are pending or, to the Best Knowledge of the Company, threatened against or relating to any Employee Plan or any fiduciary thereof, and there is, to the Best Knowledge of the Company, no basis for any such Proceeding against any Employee Plan;

                    (vi)   such Employee Plan, if intended to be "qualified",
                                                                  ---------
     within the meaning of Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified and the related trusts are exempt from Tax under Section 501(a) of the Code, and nothing has occurred that has or could reasonably be expected to adversely affect such qualification or exemption;

                    (vii) except as may be required under Laws of general application, such Employee Plan does not obligate any entity to provide any employee or former employee, or their spouses, family members or beneficiaries, any post-employment or post-retirement health or life insurance, accident or other "welfare-type" benefits;
                                   ------------

                    (viii) if such Employee Plan is a "group health plan"
                                                       -----------------
     within the meaning of Section 5000 of the Code, such Employee Plan has been maintained in compliance with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA and no tax payable on account of Section 4980B of the Code has been or is expected to be incurred; and

                    (ix) no entity and no ERISA Affiliate of any entity is or has ever maintained or been obligated to contribute to a Multiemployer Plan (as defined in Section 3(37) of ERISA), a Multiple Employer Plan (as defined in Section 413 of the Code) or a Defined Benefit Pension Plan (as defined in Section 3(35) of ERISA);

                (c) Newco has been provided with true and complete copies, to the extent applicable, of all documents pursuant to which such Employee Plan is maintained and administered, the most recent annual report (Form 5500 and attachments) and financial statements therefor, all governmental rulings, determinations, and opinions (and pending requests therefor), and, if such Employee Plan provides post-employment or post-retirement health and life insurance, accident or other "welfare-type" benefits, the most recent valuation
                              ------------
of the present and future obligations under such Employee Plan; and the foregoing documents accurately reflect all of the terms of such Employee Plan (including, without limitation, any agreement or provision which would limit the ability of any entity to make any prospective amendments or terminate such Employee Plan).

3.18    CERTAIN ADDITIONAL REGULATORY MATTERS.
        -------------------------------------

     None of (x) the Company, any Affiliate of the Company, or, the officers, directors, or agents or managing employees (within the meaning of 42 U.S.C. (S) 1320a-7(b)(8)) of the Company or any Affiliate, (y) to the Company's knowledge (for this purpose, without independent investigation or inquiry), any of the Persons having a direct or indirect ownership interest in the Company or any of its Subsidiaries within the meaning of Section 1320a-7(b)(8) of Title 42 of the United States Code or (z) to the Company's knowledge (for this purpose, without independent investigation or inquiry), any of the Persons who provide professional services under agreements with any of the Company or any Affiliate as agents of such entities, have engaged in any activities which constitute violations of, or are cause for imposition of civil penalties upon the Company or mandatory or permissive exclusion of the Company from Medicare or Medicaid, under Sections 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the federal Civilian Health and Medical Plan of the Uniformed Services statute ("CHAMPUS"), or the regulations promulgated pursuant to such
                   -------
statutes or regulations or related state or local statutes including the following activities:

                (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

                (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

                (c) presenting or causing to be presented a claim for reimbursement under CHAMPUS, Medicare, Medicaid or any other State Health Care Program (as defined below) or Federal Health Care Program (as defined below) that is (i) for an item or service that the Person presenting or causing to be presented knows or should know was not provided as claimed, or (ii) for an item or service and the Person presenting knows or should know that the claim is false or fraudulent;

                (d) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring, or to induce the referral of, an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by CHAMPUS, Medicare or Medicaid, or any other State Health Care Program or any Federal Health Care Program, or (iii) in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease, or order, of any good, facility, service, or item for which payment may be made in whole or in part by CHAMPUS, Medicare or Medicaid or any other State Health Care Program or any Federal Health Care Program; or

                (e) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (i) the conditions or operations of a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or any other State Health Care Program certification or any Federal Health Care Program certification, or (ii) information required to be provided under Section 1124(A) of the Social Security Act ("SSA") (Section
                                                            ---
1320a-3 of Title 42 of the United States Code).

3.19    MEDICARE/MEDICAID PARTICIPATION; ACCREDITATION.
        ----------------------------------------------

                (a) Neither the Company nor any existing officers or directors of the Company who (based on advice by Newco to the Company) is expected to be an officer, director, agent (as defined in 42 C.F.R. Section 1001.1001(a)(2)), or managing employee (as defined in SSA Section 1126(b) or any regulations promulgated thereunder) of the Company: (1) has had a civil monetary penalty assessed against it under Section 1128A of the SSA or any regulations promulgated thereunder; (2) has been excluded from participation under the Medicare program or a state health care program as defined in SSA Section 1128(h) or any regulations promulgated thereunder ("State Health Care Program")
                                                    -------------------------
or a federal health care program as defined in SSA Section 1128B(f) ("Federal
                                                                      -------
Health Care Program"); or (3) has been convicted (as that term is defined in 42
-------------------
C.F.R. Section 1001.2) of any of the following categories of offenses as described in SSA Section 1128(a) and (b)(1), (2), (3) or any regulations promulgated thereunder:

                    (i) criminal offenses relating to the delivery of an item or service under Medicare or any State Health Care Program or any Federal Health Care Program;

                    (ii) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service; criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency;

                    (iii) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described above in this clause (a); or

                    (iv) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

                (b) The Company or a Subsidiary has a Medicare provider number, and a participating provider agreement in force with a Medicare Part B carrier, in each locale, as applicable, in which the Company or such Subsidiary bills directly to Medicare for services furnished by the Company or such Subsidiary.

                (c) The Company or a Subsidiary has a Medicaid number and a participating provider agreement in each state, as applicable, in which the Company or such Subsidiary bills directly to such states' Medicaid agency for services provided by the Company or such Subsidiary.

                (d) The Company or a Subsidiary intends to seek accreditation from a private accrediting organization and has no reason to believe that such accreditation will not be issued in the ordinary course.

3.20    ENVIRONMENTAL MATTERS.
        ---------------------

                (a) The Company has not received any notice or report (written or, to the Best Knowledge of the Company, oral) (i) regarding any actual or alleged violation of any Environmental, Health and Safety Laws, or any Liabilities, relating to any of its past or presently owned or leased properties or operations or (ii) that the Company is potentially responsible under any Environmental, Health and Safety Laws for response costs, corrective action or natural resource damages, as those terms are defined under the Environmental, Health and Safety Laws, at any location.

                (b) Schedule 3.20(b) sets forth a complete and accurate list
                    ----------------
of all properties and facilities previously owned by the Company or any predecessor of the Company at any time during the last three years (the "Previously Owned Properties", and together with the Leased Properties, the
 ---------------------------
"Covered Properties"). Except as set forth on Schedule 3.20(b), there are no
 ------------------                           ----------------
hazardous waste treatment, storage or disposal facilities, as those terms are defined under the Environmental, Health and Safety Laws, located at any of the Leased Properties. During the period in which the Company owned the Previously Owned Properties, there were no hazardous waste treatment, storage or disposal facilities located at the Previously Owned Properties.

                (c) Except as set forth on Schedule 3.20(c), the Company has
                                           ----------------
not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, or owned or operated any property (and no such property is contaminated by any such substance) in a manner that has given or could reasonably be expected to give rise to Liabilities pursuant to any Environmental, Health and Safety Laws, including any Liability for response costs pursuant to any Environmental, Health and Safety Laws.

                (d) The Company has provided Newco with correct and complete copies of all reports and studies within the possession or control of the Company with respect to past or present environmental conditions or events at any of the Covered Properties.

3.21    BROKERS.
        -------

     Except for Houlihan Lokey Howard & Zukin, whose fees and expenses will be paid at Closing, the Company has not employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

3.22    RELATED TRANSACTIONS.
        --------------------

     Except as set forth on Schedule 3.22, no current or former Affiliate of the
                            -------------
Company or any "associate" (as defined in the rules promulgated under the
                ---------
Securities Exchange Act of 1934, as amended) thereof, is now (i) party to any transaction or Contract with the Company (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such Affiliate or Associate), or (ii) the direct or indirect owner of an interest in any Person which is a present or potential competitor, supplier or customer of the Company (other than non-affiliated holdings in publicly held companies). Except as set forth on Schedule 3.22, the Company is
                                                  -------------
not a guarantor or otherwise liable for any actual or potential Liability of its Affiliates and their associates.

3.23    ACCOUNTS AND NOTES RECEIVABLE.
        -----------------------------

     Except as set forth on Schedule 3.23, all the accounts receivable and notes
                            -------------
receivable owing to the Company as of the date hereof constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and, except to the extent reflected in reserves on the consolidated books of the Company, there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof. Except as set forth on Schedule
                                                                     --------
3.23, there is (i) no account debtor or note debtor that is delinquent for a
----
period in excess of 90 days for payments in excess of $50,000.00 in the aggregate, and all such delinquencies (for a period in excess of 120 days) for all account and note debtors do not exceed $100,000.00) in the aggregate (ii) no account debtor or note debtor that has refused or, to the Best Knowledge of the Company, threatened to refuse to pay its obligations to the Company for any reason, or has otherwise made a claim of set-off or similar claim (other than in amounts not in excess of $25,000.00 per account debtor or $100,000.00 in the aggregate), and (iii) to the Best Knowledge of the Company, no account debtor or note debtor that owes the Company amounts in excess of $25,000.00 in the aggregate that is insolvent or bankrupt.

3.24    BANK ACCOUNTS; POWERS OF ATTORNEY.
        ---------------------------------

     Schedule 3.24 sets forth a true and complete list of (i) all bank accounts
     -------------
and safe deposit boxes of the Company and all persons who are signatories thereunder or who have access thereto and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Company and a summary of the terms thereof (excluding ministerial powers of attorney granted to representatives of the Company which are terminable at will).

3.25    SUPPLIERS AND VENDORS.
        ---------------------

     Except in the ordinary course of business, no material supplier or vendor of the Company, nor any franchisee or licensee of the Company, has (i) canceled or otherwise terminated, or, to the Best Knowledge of the Company, threatened to cancel or otherwise terminate, its relationship with the Company or has decreased, limited or otherwise adversely modified, or (ii) threatened to decrease, limit or otherwise adversely modify, the services, supplies or materials it provides to the Company, and the transactions proposed to be consummated pursuant to this Agreement and the Related Documents, to the Best Knowledge of the Company, shall not materially adversely affect the relationship of the Company to any supplier, vendor, franchisee or licensee.

3.26    CUSTOMERS.
        ---------

     Except as set forth on Schedule 3.26, no customers to which more than
                            -------------
$250,000 in the aggregate of the Company's annual sales for the 11 month period ending November 30, 1997 (on an annualized basis) are attributable have notified the Company that they intend to, or, to the Best Knowledge of the Company, have threatened to, terminate or materially curtail their relationship and dealings with the Company, whether as a result of the transactions contemplated by this Agreement or otherwise.

                                  ARTICLE IV


                    REPRESENTATIONS AND WARRANTIES OF NEWCO


     Newco represents and warrants to the Company as follows:

4.1     ORGANIZATION; CORPORATE AUTHORITY.
        ---------------------------------

     Newco is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite power and authority (corporate or otherwise) to own, lease and operate its assets and properties and to carry on its business as presently conducted and as presently proposed to be conducted. The Company has been furnished with true, correct and complete copies of the certificate of incorporation ("Newco's
                                                                        -------
Charter") and by-laws (the "Newco's By-laws"), of Newco in each case as amended
-------                     ---------------
and in effect on the date hereof.

4.2     CORPORATE ACTION; AUTHORITY; NO CONFLICT.
        ----------------------------------------

     Newco has all requisite power and authority (corporate and otherwise) to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Newco of this Agreement and each Related Document to which it is or will be a party, and performance of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action on the part of Newco and its stockholders. This Agreement and each Related Document to which it is or will be a party has been or upon the execution thereof will be, duly and validly executed and delivered by Newco, and constitutes, or upon its execution and delivery will constitute, a valid and binding obligation of Newco, enforceable against it in accordance with its terms. Neither Newco's execution and delivery of, and/or performance of its obligations under, this Agreement and each Related Document to which it is or will be a party, nor the consummation of the transactions contemplated hereby and thereby shall (i) conflict with or result in any violation or breach of, any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default under, or give rise to any right of termination, cancellation or acceleration or result in the creation of any Encumbrance upon any of the assets or properties of Newco under provision of Newco's Charter or Newco's By-laws or any Contract to which Newco is a party or by which it or any of its assets or properties is or may be bound or (ii) violate, or result in the creation of an Encumbrance upon any of Newco's assets as a result of, any Law's applicable to Newco or any of its properties or assets.

4.3     BROKERS.
        -------

     Newco has not employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

4.4     CONSENTS.
        --------

     No consent, approval, Order or authorization of, or registration, declaration or filing with or notification to (except for any filings required under the HSR Act), any Governmental Entity or any third party is required in connection with the execution, delivery and performance by Newco of this Agreement or the Related Documents to which Newco is or will be a party or the consummation of the transactions contemplated hereby or thereby.

4.5     INVESTMENT INTENT.
        -----------------

     Newco is acquiring the shares of common stock of the Surviving Corporation for its account and not with a view to their distribution within the meaning of
Section 2(11) of the Securities Act.


                                   ARTICLE V


                            COVENANTS AND AGREEMENTS

5.1     ACCESS TO RECORDS AND PROPERTIES OF THE COMPANY.
        -----------------------------------------------

     From and after the date hereof until the Closing, the Company shall afford
(i) to Newco, its potential lenders and other financing sources and their respective authorized representatives, including accountants, free and full access at all reasonable times during normal business hours and after reasonable prior notice to the assets, business, facilities, properties, books, records (including tax returns filed and in preparation), customers, consultants, and key employees of or relating to the Company in order that Newco has full opportunity to make such investigation as it shall reasonably desire to make of the affairs of the Company, and the Company shall cooperate fully in connection therewith and (ii) to the respective independent certified public accountants of Newco, free and full access at all reasonable times during normal business hours and after reasonable prior notice to the records of the independent certified public accountants of the Company relating to the Company. The investigation contemplated by this Section 5.1 shall not affect or otherwise diminish or obviate in any respect any of the representations and warranties or the indemnification obligations of the Company contained in this Agreement.

5.2     CONDUCT OF THE COMPANY.
        ----------------------

     From the date hereof to the Effective Time, the Company shall carry on its business in the ordinary course consistent with past practice and use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees and others having significant business dealings with it. Without limiting the generality of the foregoing, from the date hereof to the Effective Time, the Company shall not without the prior written consent of Newco:

                (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Shares of its capital stock, or
(iii) purchase, redeem or otherwise acquire any Shares or any capital stock of the Company or any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities except pursuant to outstanding options and warrants;

                (c) amend its Certificate of Incorporation or Bylaws or other comparable charter or organizational documents;

                (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets or stock of, or by any other manner, any business or any person, or (ii) any assets except for the purchase of (x) equipment as identified on Schedule 3.6(d) (the "Anticipated
                                           ---------------       -----------
Commitments List") or (y) equipment or other assets in the ordinary course of
----------------
business, provided that the amount thereof does not exceed, $25,000 individually or $125,000 in the aggregate, other than as set forth on Schedule 3.6(d);
                                                         ---------------

                (e) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except (i) immaterial assets and (ii) in the ordinary course of business (including for trade-ins);

                (f) (i) incur any indebtedness or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (ii) make any loans, advances (other than advances to Subsidiaries or among Subsidiaries) or capital contributions to, or investments in, any other person;

                (g) make or agree to make any capital expenditure or expenditures with respect to property, plant or equipment which, individually, is in excess of $25,000.00 or, in the aggregate, are in excess of $125,000.00, except as identified on the Commitments List, the Anticipated Commitments List or otherwise in the ordinary course of business consistent with past practice in order to satisfy actual or expected contractual commitments to customers, or as set forth in Schedule 3.12;
             -------------

                (h) make any material tax election or settle or compromise any material income tax liability;

                (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company or incurred thereafter in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill, non-solicitation or similar agreement to which the Company or any Subsidiary is a party;

                (j) modify, amend or terminate any Commitment to which the Company or any Subsidiary is a party, or waive, release or assign any rights or claims, other than in the ordinary course of business consistent with past practice;

                (k) enter into any Commitment relating to the provision of services by the Company or any Subsidiary, the maintenance of any MRI Unit, CT Unit, LI Unit, BR Unit or PR Unit or the distribution, sale or marketing by third parties of the Company's or any Subsidiary's services, including any Commitment with any hospital, clinic, medical or healthcare provider, health maintenance organization or other customer or third party payor, other than in the ordinary course of business consistent with past practice;

                (l) except as required to comply with applicable law, (i) adopt, enter into, terminate or amend any Benefit Plan or other arrangement for the benefit or welfare of any director, officer or current or former employee (including any employment or severance agreements), other than, in the case or non-officer employees, in the ordinary course of business consistent with past practice (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director or officer (other than as set forth on Schedule
                                                                      --------
3.16), (iii) pay any material benefit not provided for under any Benefit Plan,
-----
(iv) except as permitted in clause (ii), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Benefit Plans or agreement or awards made thereunder) or (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan; or

                (m) authorize any of, or commit or agree to take any of, the foregoing actions.

5.3     FINANCIAL INFORMATION.
        ---------------------

     The Company shall furnish to Newco the following Financial Statements:

                (a) as soon as available, but in any event prior to January 31, 1998 the Unaudited Financial Statement as of December 31, 1997 to be prepared in accordance with GAAP, showing its financial condition as of the close of such month and the results of operations during such month, which shall not be materially different from the Unaudited Financial Statement as of November 30, 1997; and

                (b) as soon as available and, in any event, prior to the Closing, the audited consolidated balance sheets of the Company as of December 31, 1997 , and the related audited consolidated statements of operations, Stockholders' equity and cash flows of the Company for the fiscal year then ended, including the footnotes thereto, as audited by (and together with the report of their audit) Price Waterhouse, LLP (all of the foregoing to be prepared in accordance with GAAP).

5.4     EFFORTS TO CONSUMMATE.
        ---------------------

     Subject to the terms and conditions of this Agreement, each party shall use commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things required under all applicable Laws, in order to consummate the transactions contemplated hereby.

5.5     NEGOTIATION WITH OTHERS.
        -----------------------

     From and after the date hereof until the Closing, or the termination of this Agreement pursuant to Article VII, the Company shall not, and shall cause its officers, directors, Affiliates, representatives and agents not to, directly or indirectly, (i) take any action to solicit or initiate any Acquisition Proposal, (ii) continue, initiate or engage in negotiations or discussions relating to an Acquisition Proposal with, or disclose or provide any non-public information or Confidential or Proprietary Information (other than in the ordinary course of business or otherwise required by Law, Order or similar compulsion) relating to the Company or any Person other than the parties hereto and their respective representatives or (iii) enter into any written or oral agreement or understanding with any Person (other than Newco) regarding an Acquisition Proposal. If the Company receives any bona fide unsolicited offer or proposal to enter into negotiations relating to any Acquisition Proposal, such party shall promptly notify Newco of such offer or proposal and the general economic terms of such offer or proposal and shall furnish a copy of any written offer or proposal thereto.

5.6     PUBLIC ANNOUNCEMENTS.
        --------------------

     Each party agrees that, except (i) as otherwise required by Law and (ii) for disclosure to its respective directors, officers, employees, financial advisors, potential financing sources, legal counsel, independent certified public accountants or other agents, advisors or representatives on a need-to-know basis, it will not issue any reports, statements or releases, in each case pertaining to this Agreement or any Related Document to which it is a party or the transactions contemplated hereby or thereby, without the prior written consent of the Company and Newco, which consent shall not unreasonably be withheld or delayed; provided, however, that after reasonable prior notice to
                     --------  -------
Newco, the Company may make a public announcement concerning the execution and delivery by each party of this Agreement.

5.7     FILINGS.
        -------

     Newco and the Company will make or cause to be made all such filings and submissions under applicable law and regulations as may be required for the consummation of the transactions contemplated hereunder, including without limitation any filings required under the HSR Act. Newco shall be responsible for payment of the filing fee required under the HSR Act. Newco and the Company will cooperate and coordinate with one another in connection with any such filings or submissions.

5.8     STOCK OPTION PLANS AND WARRANTS.
        -------------------------------

                (a) As soon as practicable following the date hereof but in no event later than the Effective Time, the Company (or, if appropriate, the Board of Directors of the Company or any committee administering the Stock Option Plans (as defined below)) shall take action, including by adopting resolutions or taking any other actions, so as to allow each outstanding option to purchase Shares (a "Company Stock
                                                           -------------
Option") heretofore granted under any stock option, stock appreciation rights
------
or stock purchase plan, program or arrangement of the Company (collectively, the "Stock Option Plans") and each outstanding warrant or other right or option to
 ------------------
purchase Shares (a "Warrant") in each case outstanding immediately prior to
                    -------
the date hereof, whether or not then exercisable, either (i) shall be canceled at the Effective Time in exchange for an amount in cash, payable at the time of such cancellation, equal to the product of (x) the number of Shares subject to such Company Stock Option or Warrant immediately prior to the Effective Time and
(y) the excess of the Merger Consideration over the per Share exercise price of such Company Stock Option or Warrant (the "Net Amount") or (ii) shall be
                                           ----------
converted immediately prior to the Effective Time into the right solely to receive the Net Amount; provided, that no such cash payment has been made.
                        --------
The Company shall not make, or agree to make, any payment of any kind to any holder of a Company Stock Option or a Warrant (except for the payment described above) without the consent of Newco

                (b) All Stock Option Plans shall be terminated as of the Effective Time and the provisions in any other Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be terminated as of the Effective Time. The Company shall ensure that following the Effective Time, no holder of a Company Stock Option or Warrant or any participant in any Stock Option Plan shall have any right thereunder to acquire any capital stock of the Company, Newco or the Surviving Corporation, except as expressly agreed in writing by Newco.

                (c) The Company shall pay its portion and withhold and deposit the proper amount of all Federal and state payroll and employment taxes required to be paid and withheld (i) from the Net Amount and (ii) as a result of the lapse of restrictions on the Restricted Stock (as defined in the Mobile Technology Inc. 1996 Equity Plan) and the conversion of such stock into the right to receive the Merger Consideration.

                                  ARTICLE VI

                                  CONDITIONS

6.1     CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.
        ----------------------------------------------------------

     The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions:

                (a) The approval of the Company's Stockholders shall have been obtained as required by and in accordance with applicable law and the Certificate of Incorporation.

                (b) No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity that prohibits or restricts the consummation of the Merger or makes such consummation illegal (each party agreeing to use commercially reasonable efforts to have any such prohibition lifted).

                (c) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

6.2     CONDITIONS TO THE COMPANY'S OBLIGATION TO EFFECT THE MERGER.
        -----------------------------------------------------------

     The obligation of the Company to effect the Merger shall be subject to the satisfaction or waiver, prior to the proposed Effective Time, of the following conditions: All of the representations and warranties of Newco set forth in this Agreement shall be true and correct in all material respects as of the date hereof and (except for those that are expressly made only as of another date) as of the Effective Time as though made on and as of such time, and Newco shall have performed in all material respects all covenants and agreements required to be performed by then under this Agreement at or prior to the Effective Time.

6.3     CONDITIONS TO NEWCO'S OBLIGATIONS TO EFFECT THE MERGER.
        ------------------------------------------------------

     The obligations of Newco to effect the Merger shall be subject to the satisfaction or waiver by Newco, prior to the proposed Effective Time, of the following conditions:

                (a) All of the representations and warranties of the Company set forth in this Agreement, shall be true and correct in all material respects (except those representations or warranties that are qualified as to materiality, which shall be true and correct in all respects) as of the date hereof and (except for those that are expressly made only as of another date) as of the Effective Time as though made on and as of such time, and the Company shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Effective Time.

                (b) None of the following shall have occurred (i) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by federal or state authorities on the extension of credit by lending institutions, or a disruption of or material adverse change in either the syndication market for credit facilities or the financial, banking or capital markets or (ii) in the case of the foregoing existing as of the date hereof, a material acceleration or worsening thereof.

                (c) There shall not have occurred any Material Adverse Change since September 30, 1997.

                (d) All filings required to be made prior to the Effective Time with, and all consents, approvals, authorizations and Permits required to be obtained prior to the Effective Time from, any Governmental Entity in connection with the consummation of the Merger, have been made and/or obtained, other than those the failure of which to be made and/or obtained would not reasonably be expected to have a Material Adverse Effect or prevent or materially delay the consummation of the Merger (it being understood that such failure with respect to any certificates of need or licenses in respect of radioactive materials shall be deemed to have such Material Adverse Effect).

                (e) All notices required to be given prior to the Effective Time with, and all consents, approvals, authorizations, waivers and amendments required to be obtained prior to the Effective Time from, any third party in connection with the consummation of the Merger shall have been made and/or obtained (or, if the notice, consent, approval, authorization, waiver or amendment that is not so made and/or obtained is required pursuant to the terms of any of the Company's indebtedness or obligations for money borrowed, the Company repays such indebtedness or obligation prior to the Effective Time), other than those the failure of which to be made and/or obtained would not reasonably be expected to have a Material Adverse Effect or prevent or materially delay the consummation of the Merger; provided that the Company shall have obtained the items set forth on Schedule
                                                                     --------
6.3(e).
------

                (f) Newco shall have received evidence satisfactory to it that the payment of all Transaction Expenses incurred by the Company in connection with the preparation for, and consummation of, the transactions contemplated hereby and by the other agreements referred to herein, has occurred.

                (g) The holders of no more than 10% of the outstanding Merger Shares shall have validly elected to demand the appraisal of their Merger Shares pursuant to Section 262 of the Delaware Statute.

                (h) The parties agree that the Closing of the Merger constitutes a waiver by Newco of any condition set forth in this Article VI and of any claim or right against the Company relating to any such condition. Without limitation, if the Closing shall have occurred and prior thereto Newco had knowledge that any representation or warranty of the Company contained in this Agreement was untrue or incorrect in any respect or that the Company has failed to perform any of its agreements or covenants required under this Agreement to be performed by it prior to or at the Closing Date, then notwithstanding anything to the contrary contained in this Agreement, Newco shall not be entitled to make a claim against the Company under this Agreement or otherwise with respect to any such matter (it being understood that the Company shall have the burden of proving Newco's knowledge as set forth herein).

                (i) Newco shall have received the audited financial statements referred to in Section 5.3(b).

                (j) Prior to the Closing Date, Newco shall have received evidence satisfactory to it that the Company (or its customers, as the case may be) has issued, in its name, all certificates of need, all Permits in respect of radioactive materials and all other material Permits necessary for the Business.

                                  ARTICLE VII

                       TERMINATION; EFFECT OF TERMINATION

7.1     TERMINATION.
        -----------

     This Agreement may be terminated at any time prior to the Closing by:

                (a) the mutual written consent of Newco and the Company; or

                (b) Newco, if there has been a material breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement which is not cured by the Company within 10 days after notice thereof; or

                (c) the Company, if there has been material breach by Newco of any representation, warranty, covenant or agreement set forth in this Agreement which is not cured by Newco within 10 days after notice thereof; or

                (d) Newco, if the conditions set forth in Sections 6.1 or 6.3 shall not have been satisfied or waived by June 30, 1998; or

                (e) the Company, if the conditions set forth in Sections 6.1 or
6.2 shall not have been satisfied or waived by June 30, 1998; or

                (f) Newco, or the Company, if any permanent injunction or other Order of a court or other competent authority preventing the Closing shall have become final and nonappealable;

provided, however, that neither the Company nor Newco shall be entitled to
--------  -------
terminate this Agreement if such party's breach of this Agreement has prevented the satisfaction of a condition. Any termination pursuant to this Section 7.1 (other than a termination pursuant to Section 7.1(a)) shall be effected by written notice from the party or parties so terminating to the other parties hereto, which notice shall specify the Section of this Agreement pursuant to which this Agreement is being terminated.

7.2     EFFECT OF TERMINATION.
        ---------------------

     In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except for, this
Section 7.2 and Article VIII, each of which shall survive the termination of this Agreement. The Liability of any party for any breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement.

                                 ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

8.1     AMENDMENT.
        ---------

     This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each party, except that any party may waive any obligation owed to it by another party under this Agreement. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

8.2     ENTIRE AGREEMENT.
        ----------------

     This Agreement and the other agreements and documents referenced herein (including, but not limited to, the schedules and the exhibits (in their executed form) attached hereto) and any other document or agreement contemporaneously entered into this Agreement contain all of the agreements among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings among the parties with respect thereto.

8.3     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
        ------------------------------------------

     The representations and warranties contained in this Agreement or in any certificate or other writing delivered in connection with this Agreement shall not survive the Closing.

8.4     SEVERABILITY.
        ------------

     It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.5     BENEFITS OF AGREEMENT.
        ---------------------

     All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the foregoing.

8.6     EXPENSES.
        --------

     Except as otherwise provided in this Agreement, Newco, the Company and the Stockholders shall each bear their own expenses, incurred in connection with this Agreement and the Related Documents.

8.7     HEADINGS.
        --------

     Descriptive headings are for convenience only and shall not control or affect in any way the meaning or construction of any provision of this Agreement.

8.8     NOTICES.
        -------

     All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, by facsimile sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a part as shall be specified by like notice):

                (a) if to the Company, to:


                        Mobile Technology Inc.
                        9841 Airport Boulevard
                        12th Floor
                        Los Angeles, California  90045
                        Attention: Joseph W. Cilurzo
                        Telephone No.: (310) 641-8614
                        Facsimile No.: (310) 641-4512

                    with a copy to:

                        Latham & Watkins
                        633 West Fifth Street
                        Suite 4000
                        Los Angeles, California  90071
                        Attention:  Bryant B. Edwards, Esq.
                        Telephone No.:  (213) 485-1234
                        Facsimile No.:  (213) 891-8702

                (b) if to Newco, to:


                        MTI Acquisition Corp.
                        c/o Apollo Management, L.P.
                        1301 Avenue of the Americas
                        38th Floor
                        New York, New York  10019
                        Attention:  Josh Harris
                        Telephone No.:  (212) 261-4000
                        Facsimile No.:  (212) 261-4102

                    with a copy to:

                        O'Sullivan Graev & Karabell, LLP
                        30 Rockefeller Plaza
                        New York, New York  10112
                        Attention: John J. Suydam, Esq.
                        Telephone No.:  (212) 408-2400
                        Facsimile No.:  (212) 728-5950.


All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery,
(ii) in the case of delivery by
facsimile, on the date of such delivery, (iii) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (iv) in the case of mailing, on the third Business Day following such mailing.

8.9     COUNTERPARTS.
        ------------

     This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

8.10    GOVERNING LAW.
        -------------

     THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY RELATED DOCUMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR OF THE UNITED STATES FOR THE DISTRICT OF DELAWARE AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF OR HIMSELF AND IN RESPECT OF ITS OR HIS PROPERTY AND ASSETS, GENERALLY AND UNCONDITIONALLY THE JURISDICTION OF THE AFORESAID COURTS.

8.11    INCORPORATION OF EXHIBITS AND SCHEDULES.
        ---------------------------------------

     The Exhibits, Schedules and Annexes identified in this Agreement are
         --------  ---------     -------
incorporated herein by reference and made a part hereof.

8.12    INDEPENDENCE OF COVENANTS AND REPRESENTATIONS AND WARRANTIES.
        ------------------------------------------------------------

     All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached shall not affect the incorrectness of or a breach of a representation and warranty hereunder.

8.13    INTERPRETATION; CONSTRUCTION.
        ----------------------------

     The term "Agreement" means this agreement together with all schedules and
               ---------
exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. In this Agreement, the term "Best Knowledge" of any Person means (i) the actual
                     --------------
knowledge of such Person and (ii) that knowledge which should have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs. When used in the case of the Company, the term "Best Knowledge" shall mean the Best Knowledge of the Persons listed on Schedule
---------------                                                         --------
8.13.  The use in this Agreement of the term "including" means "including,
----                                          ---------         ----------
without limitation."  The words "herein", "hereof", "hereunder", "hereby",
------------------               ------    ------    ---------    ------
"hereto", "hereinafter", and other words of similar import refer to this
-------    -----------
Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to articles, sections, subsections, clauses, paragraphs, schedules and exhibits mean such provisions of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the article, section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

8.14    REMEDIES.
        --------

     The parties shall each have and retain all rights and remedies existing in their favor under this Agreement, at law or equity, including rights to bring actions for specific performance and injunctive and other equitable relief to enforce or prevent a breach or any violation of this Agreement. All such rights and remedies shall, to the extent permitted by applicable Law, be cumulative.

8.15    WAIVER OF JURY TRIAL.
        --------------------

     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT.

8.16    ADDITIONAL SCHEDULES.

     Within three business days of the date hereof, the Company shall deliver to Newco each of the following Schedules to this Agreement: 3.5, 3.6(c), 3.6(d), 3.7, 3.12, 3.13(a), 3.14, 3.15(a) and 3.23. Notwithstanding anything to the contrary contained herein, Newco shall have the right to terminate this Agreement if it is not satisfied with any of the information set forth in any of such schedules. Notice of such termination shall be provided within 48 hours of receipt of such schedules by Newco.



                                 *     *     *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first written above.



                                 MTI ACQUISITION CORP.


                                 By: /s/ Josh Harris
                                    ----------------

                                    Name:  Josh Harris
                                    Title:  Vice President



                                 MOBILE TECHNOLOGY INC.


                                 By: Joseph W. Cilurzo
                                     -----------------

                                    Name:  Joseph W. Cilurzo
                                    Title:  President and CEO

                                                                         ANNEX I
                                                                         -------


                                  DEFINITIONS
                                  -----------


     "Acquisition Proposal" means any offer, proposal or indication of interest
      --------------------
in (i) the direct or indirect acquisition of all or any material part of the assets or properties of the Company, (ii) a merger, consolidation or other business combination directly or indirectly involving the Company or (iii) the direct or indirect acquisition of any capital stock, or option, warrant, right, or other security convertible into or exercisable for capital stock, of the Company.

     "Affiliate" means, with respect to any Person, (i) a director, officer or
      ---------
Stockholder of such Person, (ii) a spouse of such Person, and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

     "Agreement" has the meaning set forth in Section 8.13.
      ---------

     "Alternative Transaction" has the meaning set forth in Section 3.12.
      -----------------------

     "Audited Balance Sheet Date" has the meaning set forth in Section
      --------------------------
3.6.(a)(i).

     "Audited Financial Statements" has the meaning set forth in Section
      ----------------------------
3.6.(a)(i).

     "Best Knowledge" has the meaning set forth in Section 8.13.
      --------------

     "Business" means the business of providing mobile diagnostic imaging in the
      --------
United States.

     "Business Day" means any day that is not a Saturday, Sunday or a day on
      ------------
which banking institutions in New York, New York are not required to be open.

     "Closing" has the meaning set forth in Section 1.7.
      -------

     "Closing Date" has the meaning set forth in Section 1.7.
      ------------

     "Code" has the meaning set forth in Section 3.8(a).
      ----

     "Company" has the meaning set forth in the caption.
      -------

     "Company's By-Laws" has the meaning set forth in Section 1.4.
      -----------------

     "Company's Charter" has the meaning set forth in Section 1.4.
      -----------------

     "Confidential or Proprietary Information" means all information disclosed
      ---------------------------------------
(i) by or on behalf of the Company to Newco, or to employees, consultants or others in a confidential relationship with any of them, or (ii) by or on behalf of Newco to the Company, the Stockholders or to employees, consultants or others in a confidential relationship with any of them, in each case other than such information which (A) becomes generally available to the public (other than as a result of a breach of Section 5.6), (B) was known to the party to whom such information was disclosed prior to its disclosure to such party, (C) is hereafter available to the party to whom such information was disclosed on a non-confidential basis from a source (other than the party disclosing or on whose behalf such information was disclosed) which was, to the knowledge of the receiving party after due inquiry, entitled to disclose the same or (D) is required by law, governmental order or decree to be disclosed by the party to whom such information was disclosed.

     "Contract" means any loan or credit agreement, note, bond, mortgage,
      --------
indenture, lease, sublease, purchase order or other agreement, commitment, instrument, permit, concession, franchise or license.

     "Control" means, with respect to any Person, the possession, directly or
      -------
indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Covered Properties" has the meaning set forth in Section 3.20.(b).
      ------------------

     "Covered Taxes" means all Taxes of the Company and each Tax Affiliate for
      -------------
periods ending on or prior to the close of business on the Closing.

     "Effective Time" has the meaning set forth in Section 1.2.
      --------------

     "Employee Benefit Plan"  means (i) any qualified or non-qualified Employee
      ---------------------
Pension Benefit Plan (as defined in Section 3(2) of ERISA), including any Multiemployer Plan or Multiple Employer Plan, (ii) any Employee Welfare Benefit Plan (as defined in Section 3(1) of ERISA), or (iii) any employee benefit, fringe benefit, compensation, severance, incentive, bonus, profit-sharing, stock option, stock purchase or other plan, program or arrangement, whether or not subject to ERISA and whether or not funded.

     "Employee Plans" has the meaning set forth in Section 3.17.
      --------------

     "Encumbrances" shall mean and include security interests, mortgages, liens,
      ------------
pledges, charges, easements, reservations, restrictions, rights of way, servitudes, options, rights of first refusal, community property interests, equitable interests, restrictions of any kind and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

     "Environmental, Health and Safety Laws" means all Laws, Permits, Orders and
      -------------------------------------
Contracts and all common law relating to or addressing pollution or protection of the environment, including, but not limited to, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

     "ERISA Affiliate" means, with respect to any Person, any other Person that
      ---------------
is a member of a "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with such Person as defined in Section 414(b), 414(c), or 414(m) or 414(o) of the Code.

     "Federal Health Care Program" has the meaning set forth in Section 3.19.
      ---------------------------

     "Financial Statements" has the meaning set forth in Section 3.6.(a)(ii).
      --------------------

     "Fraud and Abuse Laws" means:  False Claims Act, 31 U.S.C. (S) 3729; 18
      --------------------
U.S.C. (S) 287 (criminal provisions); Social Security Act, 42 U.S.C. (S)(S) 1320a-7, 1320a-7a, 1320a-7b, 1395nn; 18 U.S.C. (S)(S) 1347, 699, 1036, 1001,
1341, 1343, 1956, 1957, 371, 286, 1961, 641, 1345, 981, and all applicable similar state laws and regulations.

     "GAAP" means generally accepted accounting principles.
      ----

     "Governmental Entity" means federal, state, local or foreign government and
      -------------------
any court, tribunal, administrative agency, commission or other governmental or regulatory authority or agency, domestic, foreign or supranational.

     "Group Health Plan" has the meaning set forth in Section 3.17.
      -----------------

     "HSR Act" means the Hart-Scott-Rodino Antitrust  Improvements Act of 1976,
      -------
as amended.

     "Income Taxes" shall mean all Taxes based upon income, including without
      ------------
limitation income Taxes, franchise Taxes based upon income and any Taxes paid in lieu of (or because they are greater than) any of the foregoing.

     "Intellectual Property Rights" means all intellectual property rights,
      ----------------------------
including, without limitation, patents, patent applications, trademarks, trademark applications, tradenames, servicemarks, servicemark applications, trade dress, logos and designs and the goodwill connected with the foregoing, copyrights and copyright applications, know-how, trade secrets, proprietary processes and formulae, confidential information, franchises, licenses, inventions, including, without limitation, manuals, memoranda and records.

     "Latest Balance Sheet" has the meaning set forth in Section 3.6.(a)(ii).
      --------------------

     "Latest Balance Sheet Date" has the meaning set forth in Section
      -------------------------
3.6.(a)(ii).

     "Law" means any applicable foreign, federal, state or local law, statute,
      ---
treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law or an Order of any Governmental Entity (including all Environmental, Health and Safety Laws).

     "Leased Property" has the meaning set forth in Section 3.10.
      ---------------

     "Liability" means any liability or obligation, whether known or unknown,
      ---------
asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

     "Licensed Requisite Rights" has the meaning set forth in Section
      -------------------------
3.11.(a)(i).

     "Material Adverse Change" has the meaning set forth in Section 3.7.(a).
      -----------------------

     "Material Adverse Effect" means any effect or condition that, individually
      -----------------------
or in the aggregate with any other effect or condition, is materially adverse to the assets, properties, business, financial condition, results of operations or prospects of the Company and its Subsidiaries.

     "Maximum Closing Merger Consideration" means $65,000,000.00 less the
      ------------------------------------
aggregate amount of the Transaction Expenses.

     "Merger Consideration" means the Maximum Closing Merger Consideration
      --------------------
divided by the aggregate number of Shares outstanding assuming that all Shares issuable upon the exercise or conversion of any Company Stock Option, Warrant or convertible security and all shares of phantom stock (or any similar security) have been converted into Shares.

     "Merger Shares" means the Shares that are issued and outstanding
      -------------
immediately prior to the Effective Time that are owned by any Person other than the Company.

     "Newco" has the meaning set forth in the caption.
      -----

     "Newco's By-Laws" has the meaning set forth in Section 4.1.
      ---------------

     "Newco's Charter" has the meaning set forth in Section 4.1.
      ---------------

     "Orders" means judgments, writs, decrees, compliance agreements,
      ------
injunctions or judicial or administrative orders and determinations of any Governmental Entity or arbitrator.

     "Owned Requisite Rights" has the meaning set forth in Section 3.11.
      ------------------

     "Permits" means all permits, licenses, authorizations, registrations,
      -------
franchises, approvals, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities (including all certificates of need).

     "Permitted Encumbrances" means (i) Encumbrances to secure the performance
      ----------------------
of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business, (ii) Encumbrances existing on the date hereof; (iii) Encumbrances for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; (iv) Encumbrances incurred in the ordinary course of business of the Company with respect to obligations that do not exceed $25,000.00 and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company; (v) workers or unemployment compensation liens arising in the ordinary course of business; and (vi) mechanic's, materialmen's supplier's, vendor's, or similar liens arising in the ordinary course of business securing amounts that are not delinquent.

     "Person"  shall be construed broadly and shall include an individual, a
      ------
partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

     "Previously Owned Properties" has the meaning set forth in Section 3.20.
      ---------------------------

     "Proceeding" means any action, suit, investigation or proceedings before
      ----------
any Governmental Entity or arbitrator.

     "Related Documents" means the Stockholders' Agreement and each other
      -----------------
instrument or document executed in connection with the transactions contemplated by this Agreement.

     "Requisite Rights" has the meaning set forth in Section 3.11.
      ----------------

     "Securities" means "securities" as defined in Section 2(1) of the
      ----------
Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Shares" means the shares of common stock, par value $.01, of the Company.
      ------

     "SSA" has the meaning set forth in Section 3.18.
      ---

     "State Health Care Program" has the meaning set forth in Section 3.19.
      -------------------------

     "Stockholder" has the meaning set forth in the recitals to this Agreement.
      -----------

     "Subsidiary" means any Person of which more than 50% of the total voting
      ---------
power is owned directly or indirectly by any other Person.

     "Tax Return" means any return, declaration, report, claim for refund, or
      ----------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Taxes" means, with respect to any Person, (i) all income taxes (including
      -----
any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (ii) any liability for the payment of any amount of the type described in clause (i) above as a result of (A) being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable Law) of another Person, (B) being a member of an affiliated, combined or consolidated group or (C) a contractual arrangement or otherwise.

     "Transaction Expenses" means all fees and expenses that are incurred by or
      --------------------
on behalf of the Company in connection with the preparation for the and consummation of the transactions contemplated hereby and by the other agreements referred to herein.

     "Transfer Agent" means ____________________.
      --------------

     "Unaudited Financial Statements" has the meaning set forth in Section
      ------------------------------
3.6.(a)(ii).